Execution copy








                            SHARE PURCHASE AGREEMENT





                           relating to the shares in:





                                COMPX EUROPE B.V.





                        made on 24 January 2005 between:





                            COMPX INTERNATIONAL INC.


                                   (as Seller)





                                       and





                               ANCHOR HOLDING B.V.


                                 (as Purchaser)

CONTENTS


Clauses

1. Interpretation

2. Sale/purchase and transfer of the Shares

3. Purchase Price and payment

4. Completion

5. Seller's Representations and Warranties

6. Due Diligence investigation

7. Limitation on Seller's liability

8. Handling of Warranty Claims

9. Off-settable losses

10. Severance payment

11. Purchaser's Warranties

12. Post-closing covenants

13. Intercompany trading balances

14. Trade names

15. Confidentiality

16. Non-competition

17. Public announcements

18. Assignment

19. Expenses

20. Miscellaneous

21. Notices

22. Governing law and competent court





Schedules and Annexes


Schedule 1        Representations and Warranties


(Annex 8.1 - Intellectual Property)


(Annex 4.1 - Audited Accounts 2003)


(Annex 5.1 - Interim Accounts)


Schedule 2        Disclosure Letter

(Annex I - Index of Data Room Documents)


Schedule 3     Purchaser's Warranties


Schedule 4     Transfer Deed


Schedule 5     Shareholders'   resolutions  in  respect  of  the  conversion  of
               outstanding debts (including accrued interest) and relocation provision into equity


Schedule 6     Shareholders'  resolutions  in  respect  of (i)  distribution  of
               reserves  and  (ii)   appointment   and  dismissal  of  statutory
               directors and dismissal of members of supervisory board


Schedule 7     Principal  Terms  and  Conditions  (regarding   distribution  and
               agency)


Schedule 8     Patent License Agreement


Schedule 9     Subordinated Loan

                            SHARE PURCHASE AGREEMENT








This Share Purchase Agreement (the "Agreement") is made this 24 day of January 2005 between:


1. COMPX INTERNATIONAL INC, a company incorporated under the laws of Delaware, having its place of business located at Three Lincoln Centre, Suite 1700, 5430 LBJ Freeway, Dallas, Texas, USA 75240, hereinafter referred to as: the "Seller";


and


2. ANCHOR HOLDING B.V. a private company incorporated under the laws of the Netherlands, having its statutory seat in Maastricht, and address at Industrieweg 40 (6219 NR) Maastricht, the Netherlands, hereinafter referred to as: the "Purchaser";


Party 1 and 2 are hereinafter jointly referred to as the "Parties" and each of them a "Party";





WHEREAS:





A. Seller holds all issued shares in the capital of CompX Europe B.V., a private company with limited liability, (besloten vennootschap met beperkte aansprakelijkheid), incorporated under the laws of the Netherlands, having its statutory seat in Maastricht, and address at Industrieweg 40 (6219 NR) Maastricht, the Netherlands (the "Company");


B. In turn, the Company holds - directly and/or indirectly - the entire share capital of Thomas Regout Holding B.V. ("TRH"), Thomas Regout Nederland B.V. ("TRN"). Thomas Regout B.V. ("TR") and Thomas Regout International B.V. ("TRI") (the Company, TRH, TRN, TR and TRI hereinafter jointly referred to as the "Companies");


C. Joost van Luyken in his capacity as member of the management board of each of the Companies has expressed its interest to purchase from the Seller (through the Purchaser) 100% of the issued and outstanding shares in the Company being 200 ordinary shares with a nominal value of (euro) 100 (the "Shares");

D. the Purchaser and the Seller have complied with their obligations pursuant to the Works Council Act (Wet op de ondernemingsraden) and the SER Merger Code 2000 (SER-Fusiegedragsregels 2000) and no objections have been expressed by the relevant Works Council(s) to the (contemplated) Transaction;

E. to the extent applicable, the Purchaser and the Seller have complied with the obligations pursuant to Chapter 5 of the Dutch Competition Act (Mededingingswet);

F. the Seller and the Purchaser have obtained the necessary internal approvals to enter into the Transaction;

G. Parties shall procure that the outstanding long term debts in the amounts of (euro) 20,218,257 (excluding accrued interest) and (euro) 3,477,053 (excluding accrued interest) payable by TR and the Company, respectively, to the Seller prior to the Completion Date including the accrued interest thereon shall be converted into equity of the respective Companies no later than on the Completion Date;

H. this Agreement sets forth the terms and conditions pursuant to which the Seller has accepted to sell and the Purchaser has agreed to purchase the Shares (the "Transaction").

NOW IT IS HEREBY AGREED AS FOLLOWS:

Clause 1.         Interpretation

In this Agreement:

Audited
Accounts means the audited statutory financial statements of the Companies for the period ending 31 December 2003, consisting of a balance sheet reflecting the financial position of the Companies as at 31 December 2003, the profit and loss accounts for the period 1 May, 2003 up to and including 31 December 2003 and the explanatory notes thereto which financial statements are drawn up by the Seller in accordance with Dutch GAAP;

Agreement means  this  share  purchase  agreement   including  all  Annexes  and
          Schedules thereto;


Annex     any annex to any of the Schedules;

Awarded Amount


          means the awarded amount as defined in Clause 5.4;


Business Day
          means a day, other than a Saturday or Sunday, on which banks are generally open for business in Amsterdam, and collectively referred to as "Business Days";

Breach of
Warranties
          means any Warranty, individually or together with other Warranties, being wholly or partially untrue, inaccurate or misleading on the Completion Date;

Cash Purchase
Price
          means the cash purchase price as defined in Clause 3 of this Agreement;

CITA      means  Corporate  Income  Tax Act  (Wet  op de  vennootschapsbelasting
          1969);


CIT means Corporate Income Tax, being taxation based on application of the CITA;

Communication
          means the communication as defined in Clause 21.1 of this Agreement;

Company   means CompX Europe B.V.;


Companies mean the companies as defined under B of the preamble;


Completion
          means the completion of the sale and purchase of the Shares in accordance with this Agreement;

Completion
Date      means 24 January 2005, or such other date as the Parties may agree;

Damages means damages as referred to in section 6:96 Dutch Civil Code, excluding consequential damages and loss of profit to the extent these are not to be taken into account pursuant to section 6:98 Dutch Civil Code;


Data Room means the data room containing  documents and information  relating to the Companies made available to the Purchaser and their representatives and advisers at the offices of the Company. An index of the documents and information provided to the Purchaser in the data room is attached as Annex I to Schedule 2;

Disclosure
Letter    means the disclosure  letter referred to in Clause 5.1 and attached as
          Schedule 2;

Due Diligence
Investigation
          means the financial,  tax and legal due diligence  investigation  that
          Purchaser  and  its  advisors   conducted  into  the  affairs  of  the
          Companies;

Interim
Accounts mean the unaudited balance sheet of the Company as at September 24, 2004 and the unaudited income statement of the Company for the period from January 1, 2004 to September 24, 2004, attached as Annex 5.1 to
          Schedule 1;

Notary means P.J. Dortmond or another civil law notary of Stibbe, or his substitute;


Notary's Account
Number   means the notary's  account with account number  696.462.672 held with
          ING;


Off-Settable Losses
          means the off-settable losses as defined in Clause 9.1 of this Agreement;


Off-Settable Losses Indemnification

          means the off-settable losses indemnification as defined in Clause 9.1 of this Agreement;


Party     means a party to this Agreement and collectively the "Parties";

Patent License
Agreement means the patent license agreement defined in Clause 4 (xv) of this Agreement and attached as Schedule 8;

Principal terms and
Conditions
          means the principal terms and conditions (regarding distribution and agency) defined in Clause 4 (xiv) of this Agreement and attached as
          Schedule 7;

Purchaser means the Party referred to under 2 in the preamble to this Agreement;

Purchase
Price     means the purchase price as defined in Clause 3 of this Agreement;

Purchaser's
Warranties
          mean the warranties by the Purchaser referred to in Clause 11 of this Agreement and set out in Schedule 3;

Relevant Party
          means the relevant  party as defined in Clause 8.3 of this  Agreement;


Representations
and Warranties
          mean the statements set out in Schedule 1;

Schedules any schedule to this agreement;


Seller    means the Party referred to under 1 in the preamble to this Agreement;

Seller's
Knowledge means the knowledge of the Seller in its capacity as shareholder of the Company and in its capacity as statutory director and, whereby the knowledge of the Seller in its capacity as statutory director is limited to its actual knowledge;

Shares mean 100% of the issued and outstanding shares of the Company as defined under C of the preamble;


Signing Date
          means the date of signing this Agreement, being the Completion Date;

Subordinated Loan
Agreement means the subordinated loan agreement defined in Clause 4 (xvi) of this Agreement and attached as Schedule 9;

Taxes mean value added tax, wage and personal income taxes, social security premiums, corporate income tax and capital tax;


Third Party
Claim     means a liability vis-a-vis or a dispute with a third party;


Transaction
          means the transaction as defined under H in the preamble of this Agreement;


TR

          means the company as defined under B in the preamble of this Agreement;

Transfer
Deed
          means the notarial deed of transfer by which the Shares will be transferred by the Seller to the Purchaser;

TRH      means the company as defined under B in the preamble of this Agreement;


TRI      means the company as defined under B in the preamble of this Agreement;


TRN      means the company as defined under B in the preamble of this Agreement;


VAT means Value Added Tax, being taxation based on the Value Added Tax Act (Wet op de omzetbelasting 1968);

Warranty
Claim means any individual claim by the Purchaser in respect of any of the Representations and Warranties.




Clause 2. Sale/purchase and transfer of the Shares

2.1 On the terms and conditions set out in this Agreement the Seller hereby sells the Shares to the Purchaser, and the Purchaser hereby purchases the Shares from the Seller.

2.2 Subject to Completion, the Purchaser shall be entitled to exercise all rights attached or accruing to the Shares as of the Completion Date.

2.3 The sale, purchase and transfer of the Shares shall take place on the Completion Date by means of signing this agreement and the Transfer Deed, which will be executed before the Notary. A copy of the Transfer Deed has been attached hereto as Schedule 4. The Company shall be a party to the Transfer Deed, thereby acknowledging the transfer of the Shares.


Clause 3.            Purchase Price and payment

3.1  The purchase  price (the  "Purchase  Price") for the Shares shall amount to
     (i) a cash payment in the amount of (euro) 14,800,000 (in words: fourteen million eight hundred thousand Euro(s)) (the "Cash Purchase Price") and
     (ii) debt of the Purchaser in the amount of (euro) 3,200,000 (in words: three million two hundred thousand Euro(s)) (to be denominated in US dollars on the Completion Date) pursuant to and evidenced by the Subordinated Loan Agreement as described in Clause 4 (xvi). It is assumed that:

     (i) any increase of the consolidated amount of shareholders equity as per 24 September 2004 until the Completion Date shall be for the benefit of the Purchaser; and

     (ii) no payments on existing long term debts and/or interest payment relating thereto have been made in the period prior to the Closing Date.

3.2 The Purchaser shall pay the Cash Purchase Price to the Notary's Account Number by telephonic transfer order on the Completion Date. Upon receipt by the Notary of the Cash Purchase Price and upon satisfaction of all payment obligations of the Company pursuant to the Subordinated Loan Agreement as referred to in Clause 4 (xvi), the Purchaser shall be deemed to have been granted discharge by the Seller concerning its obligation to pay the Purchase Price.


Clause 4. Completion


On the Completion Date the following actions and settlement shall take place in the following order:

(i) the Company has reimbursed the Seller for the payments it has made in relation to the insurance coverage in the amount of (euro) 256,078;

(ii) the Seller is hereby discharged by the Company from its (alleged) payment obligation in the amount of (euro) 485,292 regarding the royalty agreement;

(iii) the outstanding long term debts including accrued interest (as referred to in recital G) shall be converted into equity by means of the execution of the resolutions attached hereto as Schedule 5. The Seller shall reimburse the respective Companies for any capital tax (kapitaalsbelasting) associated with these conversions. For the avoidance of doubt, capital tax (kapitaalsbelasting) due as a result of a conversion into share capital of the Companies which takes place after the Completion Date shall be borne and paid by the Purchaser;

(iv) the Purchaser shall procure that a part of the Cash Purchase Price in the amount of (euro) 3,300,000 (in words: three million three hundred thousand Euro(s)) has been paid to the Notary's Account Number by telephonic transfer order;

(v) a right of pledge on the Shares shall be established by the Purchaser in favor of the Rabobank Overname Financiering B.V. subject to the condition precedent that the Shares have been transferred in accordance with the terms and conditions of this Agreement;

(vi) the Seller shall transfer to the Purchaser title to and ownership of the Shares in accordance with Clause 2.3 of this Agreement;

(vii) within the statutory limits and the limits set by Dutch law distribution out of the freely distributable reserves of the Companies shall take place by means of the execution of the resolutions attached hereto as
       Schedule 6;

(viii) the Purchaser shall pay a part of the Cash Purchase Price in the amount of (euro) 11,500,000 (in words: eleven million five hundred thousand Euro(s)) to the Notary's Account Number by telephonic transfer order;

(ix) the Purchaser shall pay to the Seller the Cash Purchase Price by instructing the Notary to transfer the Cash Purchase Price credited by the Purchaser to the Notary's Account Number by telephonic transfer order to an account number designated by the Seller in accordance with Clause 3 of this Agreement;

(x) the Seller shall make available to the Purchaser the shareholders' registers of the Companies. In the shareholders register of the Company the transfer of the Shares shall be properly recorded and signed by the management board of the Company;

(xi) Purchaser, the Company, TRH, TRN and TR shall, in their capacity as sole shareholder of respectively the Company TRH, TRN, TR and TRI, dismiss all present statutory directors of TRH, TRN, TR and TRI, grant them full discharge for their management until the Completion Date and appoint Purchaser as statutory director of the Company, TRH, TRN and TR and Familie Van Luyken B.V. as statutory director of TRI by means of the execution of the resolutions attached hereto as Schedule 6;

(xii) the Company, in its capacity as sole shareholder of TRH, shall grant D.A. Bowers and D.R. Halbert as members of the supervisory board of TRH full discharge for their supervision until the Completion Date by means of the execution of the resolution attached hereto as Schedule 6;

(xiii) the Purchaser shall provide the Seller with the resignation letters signed by (i) CompX International Inc and J.M.B.J. van Luyken in which the relevant managing director resigns as managing director of the Company, TRH, TRN, TR and TRI immediately after the transfer of the Shares, and (ii) D.A. Bowers and D.R. Halbert in which the relevant supervisory director resigns as supervisory director of TRH immediately after the transfer of the Shares;

(xiv) the Purchaser and the Seller (or any of its group companies) shall enter into principal terms and conditions (regarding distribution and agency) in the draft form attached hereto as Schedule 7 (the "Principal Terms and Conditions");

(xv) the Purchaser and the Seller (or any of its group companies) shall enter into a license agreement in the draft form attached hereto as Schedule 8 (the "Patent License Agreement");

(xvi) the Purchaser and the Seller shall enter into a subordinated loan agreement in the draft form attached hereto as Schedule 9 pursuant to which a loan is granted by the Seller to the Purchaser for the remainder of the Purchase Price, amounting to Euro 3,200,000 (to be denominated in US dollars on the Completion Date) (the "Subordinated Loan Agreement").


Clause 5. Seller's Representations and Warranties


5.1 Subject to the limitations set forth in this Clause 5 and Clause 6, 7 and 8 the Seller hereby represents and warrants to the Purchaser that each of the matters set forth in Schedule 1 hereto is and will be true correct and not misleading at the Completion Date, except for any matters and/or circumstances that have been disclosed to the Purchaser in the Disclosure Letter attached as Schedule 2.


5.2 The Seller acknowledges that the accuracy of the Representations and Warranties is essential for the Purchaser's decision to enter into this Agreement on the terms contained herein. The Seller has no knowledge of facts and circumstances which have not been disclosed to the Purchaser prior to the date of this Agreement, which facts and circumstances can reasonably be considered as having any material relevance for the Purchaser entering into this Agreement.


5.3 The Purchaser acknowledges that the Representations and Warranties by the Seller are limited to the ones contained in Schedule 1. The Parties exclude the applicability of the provisions of title 1 of Book 7 of the Dutch Civil Code.


5.4 The Seller hereby covenants and agrees with the Purchaser that it shall compensate the Purchaser on a euro for euro basis for all Damages, subject to the limitations, if any, of Clause 8, which may be incurred or sustained by the Purchaser directly and exclusively resulting from a Breach of Warranties, provided that such Damages have been awarded in an amount which is immediately enforceable (uitvoerbaar bij voorraad) by the relevant courts (the "Awarded Amount") or such claims have been settled in accordance with Clause 8. If and to the extent the Awarded Amount has been paid by the Seller and is rejected by the relevant court of appeal in appeal proceedings and therefore the Purchaser has incurred no Damages (partially or wholly), the rejected amount shall immediately be paid by the Purchaser to the Seller.


5.5 The Purchaser hereby covenants and agrees with the Seller that it shall not set off, nor has a right to set off (verrekenen) any amount owed to the Purchaser resulting from a Breach of Warranties with any amount owed to the Seller under the Subordinated Loan Agreement and/or the Principal Terms and Conditions.


5.6 The Seller cannot invoke force majeure against a claim based on Breach of Warranties.


Clause 6. Due Diligence Investigation


6.1 The Purchaser has conducted the Due Diligence Investigation, which Due Diligence Investigation has been completed before the Completion Date. As part of the Due Diligence Investigation, the Seller has provided the Purchaser with information and documentation listed in the Disclosure Letter that is attached as Annex I to Schedule 2.

6.2 The Purchaser declares that it is not aware of any Breach of Warranties or any claim or matter which could give rise to such breach.


Clause 7. Limitation on Seller's liability


7.1 The Seller shall not be liable for any Warranty Claim unless (a) the amount of any single Warranty Claim exceeds (euro) 10,000 (in words: ten thousand Euro(s)), whereby claims arising from the same Representation and Warranty or in respect of the same subject matter or from the same cause, set of facts or relating to the same type of asset or liability on the balance sheet, shall be considered one single claim, and (b) the aggregate amount of liability in respect of all Warranty Claims exceeds
       (euro) 75,000 (in words: seventy five thousand Euro(s)), in which case the Seller shall be liable for the aggregate amount.


7.2 The total aggregate liability of Seller for claims arising out of or related to this Agreement (including Warranty Claims) shall not exceed fifty per cent (50%) of the Purchase Price, being (euro) 9,000,000 (in words: nine million Euro(s)).


7.3    The Seller shall have no liability in respect of any Warranty Claim:


       (i) to the extent that such claims would not have arisen but for (a) any change in the applicable law or taxes or interpretation thereof after the Completion Date (whether or not such change purports to have retroactive effect), (b) any change in the accounting policies and methods applied in respect of the Companies after the Completion Date; or


       (ii) to the extent that any provision or reserve has been made in the Audited Accounts and/or the Interim Accounts for matters giving rise to a Warranty Claim; or


       (iii) to the extent it relates to any loss or Damages which is recovered by the Purchaser and/or the Companies from its insurers.


7.4 The liability of the Seller in respect of any Warranty Claim shall be reduced by any Tax or other saving directly in connection with the circumstances that give rise to a Warranty Claim.


7.5 Any payment made by the Seller in respect of any Warranty Claims shall be deemed to be a reduction of the amount of the Cash Purchase Price.


Clause 8. Handling of Warranty Claims


8.1 The Purchaser shall inform the Seller in writing of any Warranty Claim as soon as reasonably possible and in any event within 30 Business Days after the Purchaser has become aware of such Warranty Claim stating the nature of the breach and - to the extent reasonably possible - the damage sustained or expected, failing which no claim can be brought by the Purchaser against the Seller on the basis of such Warranty Claim.


8.2 The Seller shall not be liable for any Warranty Claim unless it has received written notice from the Purchaser:


       (i) in case of a Warranty Claim in respect of the Representations and Warranties in paragraph 6 of Schedule 1 (`Taxes') within three months after the date of expiry of the period of time prescribed by the applicable statute of limitations,


       (ii) in case of a Warranty Claim in respect of the Warranties in paragraph 2 (Corporate Standing), 3 (Capital and Shares), 7.2 and
              7.3 of Schedule 1 within ten (10) years from the Completion Date; and


       (iii) in case of a Warranty Claim in respect of any of the other Warranties within eighteen (18) months as of the Completion Date;


8.3 If a Breach of Warranty is the result of or connected with a Third Party Claim, the Purchaser shall ensure that:


       (i) the party against whom the Third Party Claim is made ("Relevant Party") shall, after mutual consultation of the Seller and the Purchaser, do everything (or as the case may be refrain from doing anything) to conduct a defence against, or negotiate about the Third Party Claim concerned, and to minimize the Damages that may arise from the Third Party Claim;


       (ii) in connection with the defence referred to above in this paragraph, the Relevant Party shall only engage advisors after consultation with the Seller and the Purchaser, or, at the joint request of the Seller and the Purchaser give the Seller a power of attorney to act in and out of court as agent of the Relevant Party in respect of the defence or negotiations relating to the Third Party Claim.


8.4 To the extent Seller acts in and out of court as agent of the Relevant Party in respect of the defence or negotiations relating to the Third Party Claim as referred to above, the Seller shall have the right to settle or defend, at its own expense and with its own professional advisors, any Third Party Claim. The Purchaser shall co-operate with the Seller in defence and/or negotiations relating to a Third Party Claim, including but not limited to providing without charge access to all relevant information, which may be requested by the Seller in this respect. The Purchaser shall not unreasonably withhold its consent to a settlement by the Seller of a Third Party Claim. If the Seller wishes to settle a Third Party Claim, and the Purchaser refuses to consent such settlement on unreasonable grounds, the liability of the Seller in respect of such Third Party Claim shall be limited to the amount offered for the settlement. The Purchaser shall not induce third parties to make a Third Party Claim. The Seller shall not be liable for Third Party Claims that are so induced.


8.5 In their manner of conduct in respect of a Third Party Claim, the parties shall take into account the reasonable interest of the other party and the Seller shall thereby give reasonable consideration to the Purchaser's interest in maintaining a commercial relationship between the Purchaser and the third party. However, if any conflict arises between the Seller's interest in minimizing any compensation to be paid to the third party and the Purchaser's interest in maintaining a commercial relationship with the third party, the Seller's interest in minimizing any compensation to be paid to the third part shall in any event prevail.


Clause 9. Off-settable losses

9.1 The off-settable losses (compensabel verlies) (the "Off-Settable Losses") of the Company amounts to at least (euro) 1,400,000 on the Completion Date. If and to the extent the Off-Settable Losses are less than (euro) 1,400,000 the Seller shall reimburse the Company for the taxes related to the shortfall. For the avoidance of doubt, the liability of the Seller shall not exceed the amount of (euro) 1,400,000 times the corporate tax rate in effect at the time a shortfall is determined (the "Off-Settable Losses Indemnification").

9.2 If and to the extent that (i) the conversions set forth under G in the preamble of this Agreement result in corporate income tax or (ii) a current and/or deferred interest deduction related to the long term debts of the Companies to the Seller is disallowed, Seller shall reimburse the Purchaser for the amount of the tax claim in addition to the Off-Settable Losses Indemnification set forth in Clause 9.1.

9.3 The disclosures set forth in paragraph 6.3 and 6.4 of the Disclosure Letter do not limit Purchaser's right to claim under Clause 9.2 of this Agreement.

9.4 The Off-Settable Losses Indemnification and any obligation of the Seller to reimburse the Purchaser pursuant to Clause 9.2 shall not be subject to the threshold set forth in Clause 7.1 of this Agreement.

Clause 10. Severance payment

The obligation assumed by the Seller to reimburse the Purchaser for a maximum amount of (euro) 100,000, which reimbursement relates to the exit of Mr. P.J. Collins, has been reimbursed by the Seller by way of set off against the amount payable by the Company to the Seller pursuant to Clause 4 (i) of this Agreement.


Clause 11. Purchaser's Warranties


11.1 The Purchaser represents and warrants to the Seller that each of the matters set forth in Schedule 3 hereto is and will be true and accurate at the Completion Date, unless explicitly stated otherwise. The Seller acknowledges that the Purchaser Warranties are limited to the ones contained in Schedule 3.


11.2 The Purchaser hereby covenants and agrees with the Seller that, subject to the other provisions of this Clause 11, it shall compensate the Seller and indemnify it against any and all liabilities and damages which may be incurred or sustained by the Seller resulting from or relating to any misrepresentation or breach of warranty under the Purchaser Warranties.


11.3 If the Seller becomes aware of a breach pursuant to the Purchaser Warranties, it shall inform the Purchaser thereof (thereby stating the nature if the fact circumstance or event concerned, as well as the amount of the liabilities and damages expected) as soon as reasonably possible and in any event within 30 Business Days after the Seller has become aware of such breach, failing which no claim can be brought by the Seller against the Purchaser on the basis of such breach under the Purchaser Warranties.


Clause 12. Post-closing covenants

12.1 The Seller hereby covenants and agrees with the Purchaser that as of the Completion Date until 1 July 2005 the Companies can continue the use of the license as granted to the Seller and its group companies pursuant to the contract that the Seller has entered into with Mc Afee on behalf of its group companies.


12.2 The Seller hereby covenants and agrees with the Purchaser that as of the Completion Date the Companies can continue the use of the license as granted to the Seller and its group companies pursuant to the contract that the Seller has entered into with Microsoft on behalf of its group companies, whereby (the use of) such license is limited to the software released by Microsoft prior to the expiration of the contract on 1 July 2005. The Companies may install any updates or improvements thereto without incurring additional licensing fees.

12.3 In case at any time after Completion any further action is necessary from either the Companies and/or the Seller (or its group companies) to complete each other's tax filings and/or audit filings, Parties shall furnish to each other (and to their respective tax advisors and auditors) and provide access to, all relevant information as reasonably requested by the other party. The Purchaser shall ensure that the Companies shall designate PricewaterhouseCoopers Accountants N.V. as to perform an annual audit of their financial statements for the year 2004. The Seller and the Purchaser shall procure that each of their group companies, employees and advisors shall co-operate with the covenant described in this Clause 12.

12.4   The Seller hereby covenants and agrees with the Purchaser that within one
       (1) month as of the Completion Date the domain names "thomasregout.biz", "thomasregout.net" and "thomasregout.info" are transferred to TRI for no consideration.

12.5   The Seller hereby covenants and agrees with the Purchaser that within six
       (6) month as of the Completion Date the trademark registered in the United States Patent and Trademark Office in the name of Thomas Regout USA Inc under registration number 2,341,342 is transferred to TRI for no consideration.

Clause 13. Intercompany trading balances

For the avoidance of doubt, the balance of payables and receivables between the Companies on the one hand and Seller and/or any of its group companies on the other hand, other than the ones listed in Clause 4, relating to their trading activities, shall remain in place beyond the Completion Date and be dealt with in the ordinary course of business.

Clause 14. Trade names


14.1 Without prejudice to the rights and obligations of the Parties pursuant to the Principal Terms and Conditions, Parties hereby agree and acknowledge that during a period of three (3) months as of the Completion Date the Seller and/or its group companies and the Purchaser and/or the Companies are entitled to use the trade names "CompX Regout" and "Thomas Regout".


14.2 The Seller and the Purchaser shall ensure that within six (6) months as of the Completion Date, the formal names of Thomas Regout USA Inc and the Company, respectively, shall be amended, provided that the new name of Thomas Regout USA Inc, or any part thereof, shall not include the name "Thomas Regout" and the new name of the Company, or any part thereof, shall not include the name "CompX".


14.3 The Parties to this Agreement hereby agree and acknowledge that the formal names of the Seller and each and any of its group companies and the Purchaser and each and any of the Companies, respectively, shall not (be amended as to) include the name "Thomas Regout", or any part thereof, respectively, the name "CompX", or any part thereof.


Clause 15. Confidentiality


15.1 The Parties to this Agreement shall treat as strictly confidential all information regarding the contents of and/or the negotiations relating to this Agreement. Each party may, however, disclose information which would otherwise be confidential, if and to the extent (i) required by law, or
       (ii) required by contractual obligations existing at the time of entering into this Agreement, or (iii) required by any securities exchange or regulatory or governmental body to which the relevant party is subject, or (iv) the information has come into the public domain through no fault of that party, or (v) the other Parties have given prior approval to the disclosure, which approval shall not be unreasonably withheld. Each of the Parties hereby covenants that in the event of disclosure of information, which would otherwise be confidential, it will consult with the other Party as to the contents and form of the disclosure to be made.


15.2 Each of the Parties shall procure that its subsidiaries, employees, and advisors shall act in accordance with the provisions of this Clause.


15.3 In the event that a Party breaches any of its obligations under this Clause, the Party who is in breach shall, after having been given notice of default by the other Party and if within twenty (20) days after having received such notice the breach has not been remedied, become liable to the other Party for a penalty in the amount of Euro 250,000 (in words: two hundred and fifty thousand Euro) for each such breach and without prejudice to the right of the other Party to claim Damages.


Clause 16. Non-competition

16.1. The Seller hereby agrees and undertakes that, notwithstanding the arrangements made in the Principal Terms and Conditions, it will not:

       o in Europe, without the prior written consent of Purchaser, for a period of 3 (three) years from the Completion Date, either directly or indirectly through any of its affiliated companies, as principal, consultant, sales representative, agent, distributor, shareholder or partner, either directly or indirectly, solicit, endeavor to solicit, be engaged in activities which directly compete with the business of the Companies as carried out on the Completion Date;

       o either directly or indirectly through any of its affiliated companies, persuade, cause or attempt to persuade any employee, distributor, commercial agent or any customer or supplier doing business with the Companies on the Completion Date to terminate his, her or its relationship with the Companies, or take any action that may result in the impairment of such relationship.

16.2. In the event that Seller breaches any of its obligations under this Clause, Seller shall, after having been given notice of default by the Purchaser and if within twenty (20) days after having received such notice the breach has not been remedied, become liable to the Purchaser for a penalty in the amount of Euro 250,000 (in words: two hundred and fifty thousand Euro) for each such breach and for a penalty payment of Euro 10,000 (in words: ten thousand Euro) for each day such breach continues and without prejudice to the right of the Purchaser to claim Damages.

Clause 17. Public announcements


All public announcements in respect of (the subject matter and provisions of) this Agreement shall be agreed upon between the Parties, not only as to their contents but also with respect to their form and timing, with the exception of those public announcements the Seller is required (i) by law or (ii) required by any securities exchange or regulatory or governmental body to which the Seller is subject. A copy of such public announcement shall be submitted to the Purchaser after it has been released.


Clause 18. Assignment


None of the Parties may assign its rights and/or transfer its obligations under this Agreement, either in whole or in part, to any other party without the prior written consent of the other Party.


Clause 19. Expenses


Each of the Parties to this Agreement shall bear its own costs and expenses incurred in connection with the preparation and consummation of this Agreement and the transaction contemplated thereby, provided that the costs of the transfer of the Shares shall be borne by the Purchaser. The success fee of Boer & Croon, less any credit for hourly fees previously paid by the Company, shall be paid by the Seller whereas the hourly fees and cost paid and/or due to Boer & Croon relating to the sale of the Company shall be borne by the Company.


Clause 20. Miscellaneous


20.1 This Agreement constitutes the entire agreement between the Parties thereto with respect to the sale and purchase of the Shares, and this Agreement supersedes any and all earlier agreements, either verbally or in writing, between the Parties. The Schedules and Annexes to this Agreement form an integral part thereof. Any reference to this Agreement includes a reference to said Schedules and Annexes and vice versa.


20.2 The headings in this Agreement are for convenience only and do not affect the interpretation of this Agreement. References in this Agreement to Clauses, Annexes and Schedules are references to Clauses, Annexes and Schedules of this Agreement.

20.3 In case of conflict between or inconsistency of the provisions of this actual agreement and the contents of the Schedules or Annexes, the provisions of this actual agreement shall prevail.

20.4 In case of conflict between Dutch legal concepts mentioned between brackets and/or in italics in this Agreement and the English translation thereof as used in this Agreement, the Dutch text, and its meaning thereof under Dutch law, will prevail.


20.5 If any provision of this Agreement should be invalid or in any other way unenforceable, such provision shall be ineffective only to the extent of such unenforceability or invalidity and shall in no way affect the enforceability or validity of the remainder of such provision nor of the other provisions of this Agreement. In that event the Parties shall after mutual consultation amend such provision, taking into account the spirit of the Agreement, and replace the provision that is invalid or unenforceable by a provision that resembles the invalid or unenforceable provision as closely as possible.


20.6 No failure on the part of any party to this Agreement to exercise, and no delay in exercising, any right under this Agreement, in the event of breach of contract by any party hereto, will operate as a waiver of such right under this Agreement.


20.7   The Parties waive their right to rescind (ontbinden) this Agreement under section 6:265 et seq. Dutch Civil Code.


Clause 21. Notices


21.1 Any communication or document, including process in any legal action or proceedings, which either party may desire to give or deliver in connection with this Agreement (a "Communication") shall be:


       (a)    in writing;

       (b) delivered by hand or sent by registered mail (in the case of communications within the same country) or by airmail post (in the case of communications being sent from one country to another) or by fax to the addressee at its address or fax number set out in Clause 21.3.


21.2 A Communication shall be deemed to have been given, if delivered by hand, at the time of delivery, if sent by post, on the second Business Day after the envelope or package containing the same shall have been put into the post or, if sent by fax, on the Business Day following the day on which the same shall have been transmitted (provided that a copy of the Communication is delivered by another means permitted by this Clause as soon as is practicable).


21.3 The current addresses and fax numbers of, and exterior markings required by, the Parties for the purposes of Communications are as follows:


         Seller

         Compx International Inc.
         Attn. Mr. D.A. Bowers
         Address: P.O. Box 200 Old Mill Road, Mauldin, USA 29662
         Fax number:       + 1 864 297 12 02
         E-mail: dbowers@compxnet.com

         With a copy to:

         Stibbe
         Attn. Mr. C.F. Hamersma
         Address: Strawinskylaan 2001
         1077 ZZ Amsterdam
         Fax number:      + 31 20 546 07 15
         E-mail: casper.hamersma@stibbe.com

         Purchaser
         Anchor Holding B.V.
         Attn. Mr. J. M.B.J. van Luyken
         Address: Industrieweg 40
         6219 NR Maastricht
         Fax number.       + 31 43 351 66 99
         E-mail: j.vanluyken@tregout.nl

         With a copy to:

         Dijkstra Voermans Advocaten
         Attn. Mr. R.H.C. Larsson
         Address: Winthontlaan 2
         3502 HB Utrecht
         Fax number:       + 31 30 285 03 01
         E-mail: risto.larsson@dvan.nl

Clause 22. Governing law and competent court


22.1 This Agreement shall be construed in accordance with and be governed by the laws of the Netherlands.


22.2 In the event of a dispute arising out of or in connection with this Agreement or further agreements resulting thereof, the Parties will use their best efforts to resolve the matter amicably before referring the matter to court as meant in Clause 22.3


22.3 All disputes that should arise in connection with the Agreement, or of agreements relating thereto, shall be submitted to the competent court in Amsterdam.



Thus agreed and signed in twofold on 24 January 2005.








CompX International Inc:








-----------------------------


Name:


Title:











-----------------------------


Name:


Title:








Anchor Holding B.V.:








-----------------------------


Name: Familie van Luyken B.V.


Title: Director

                                                               Execution Copy
                                  USD 4,179,200
                                  Loan Facility

                           SUBORDINATED LOAN AGREEMENT
                        made on 24 January 2005 between:
                            COMPX INTERNATIONAL INC.
                                   (as Lender)

                                       and

                               ANCHOR HOLDING B.V.
                                  (as Borrower)

                                       and

                                COMPX EUROPE B.V.
                           THOMAS REGOUT HOLDING B.V.
                          THOMAS REGOUT NEDERLAND B.V.
                               THOMAS REGOUT B.V.
                        THOMAS REGOUT INTERNATIONAL B.V.
                                (as Subsidiaries)

                                       And

 RABOBANK OVERNAME FINANCIERINGEN B.V. co6PERATIEVE RABOBANK MAASTRICHT E.O. U.

                           SUBORDINATED LOAN AGREEMENT

This Subordinated Loan Agreement (the "Agreement") is made this 24 January 2005 between:

1. COMPX INTERNATIONAL INC., a company incorporated under the laws of Delaware, having its place of business located at Three Lincoln Centre, Suite 1700, 5430 LBJ Freeway. Dallas, Texas, USA, 75240, hereinafter referred to as: the "Lender" and/or "CompX Inc";

2. ANCHOR HOLDING B.V., a private company incorporated under the laws of the Netherlands, having its statutory seat in Maastricht, and address at Industrieweg 40 (6219 NR) Maastricht, the Netherlands, hereinafter referred to as: the "Borrower" and/or "Anchor";

3. COMPX EUROPE B.V., a private company incorporated under the laws of the Netherlands, having its statutory seat in Maastricht, and address at Industrieweg 40 (6219 NR) Maastricht, the Netherlands;

4. THOMAS REGOUT HOLDING B.V., a private company incorporated under the laws of the Netherlands, having its statutory seat in Maastricht, and address at Industrieweg 40 (6219 NR) Maastricht, the Netherlands;

5. THOMAS REGOUT NEDERLAND B.V., a private company incorporated under the laws of the Netherlands, having its statutory seat in Maastricht, and address at Industrieweg 40 (6219 NR) Maastricht, the Netherlands;

6. THOMAS REGOUT B.V., a private company incorporated under the laws of the Netherlands, having its statutory seat in Maastricht, and address at Industrieweg 40 (6219 NR) Maastricht, the Netherlands;

7. THOMAS REGOUT INTERNATIONAL B.V., a private company incorporated under the laws of the Nethedands, having its statutory seat in Maastricht, and address at Industrieweg 40 (6219 NR) Maastricht, the Netherlands;

8. RABOBANK OVERNAME FINANCIERINGEN B.V., a private company incorporated under the laws of the Netherlands, having its statutory seat in Utrecht and address at Croeslaan 28 (3521 CD) Utrecht, the Netherlands ("ROF");

9. COOPERATIEVE RABOBANK MAASTRICHT e.o. U.A., a company incorporated under the laws of the Netherlands, having its statutory seat in Maastricht and address at Van Hasseltkade 20 (6211 CD) Maastricht ("Rabobank Maastricht");

Party 2 up to and including 7 are hereinafter jointly referred to as the "Companies";

Party 3 up to and including 7 are hereinafter jointly referred to as the "Subsidiaries";

Party 1 up to and including 9 are hereinafter jointly referred to as the "Parties" and each of them a "Party".


WHEREAS:

A. On the date hereof the Lender and the Borrower have entered nto a share purchase agreement pursuant to which the Lender has accepted to sell and the Borrower has agreed to purchase all of the issued and outstanding shares of CompX Europe B.V. (the "SPA");

B. It is a condition under the SPA that the Borrower and the Lender enter into this Agreement on the Completion Date (as defined in the SPA), pursuant to which the Borrower confirms to the Lender that the principal amount owed to the Lender amounts to USD 4,179,200 (the "Principal Facility");

C. For the purposes of acknowledgment (and evidencing) an agreement between on the one hand ROF and Rabobank Maastricht and on the other hand the parties listed under 1 up to and including 7 of the preamble of this Agreement, this Agreement is also signed by ROF and Rabobank Maastricht;

D. The Borrower promises and undertakes towards the Lender to pay the Principal Facility in accordance with the terms and conditions of this Agreement.


NOW IT IS HEREBY AGREED AS FOLLOWS:

Clause 1. The facility

Subject to the terms and conditions of this Agreement, the Borrower promises and undertakes towards the Lender to repay the Principal Facility.

Clause 2. Interest rate

2.1 The interest rate applicable to the Principal Facility is 7,0 per cent (%) per annum. Interest shall be calculated on the basis of the outstanding balance of the Principal Facility and shall accrue from day to day, and be calculated on the basis of a year of 360 days and the actual number of days elapsed.

2.2 Accrued interest on the Principal Facility is payable by the Borrower on 31 December 2008 ("Interest Payment Date"). For the avoidance of doubt, the claim for payment of accrued interest on the Principal Facility is subordinated in accordance with Clause 8 of this Agreement.

Clause 3. Repayment

3.1 The Borrower undertakes to repay and shall repay the Principal Facility in installments on the dates and amounts set forth in this Clause 3, to the Lender.

         ----------------------------------------------------------------------
         Repayment Date                                   Installment
         ----------------------------------------------------------------------

         ----------------------------------------------------------------------
         31 December 2005                                 USD 1,306,000
         ----------------------------------------------------------------------
         31 December 2006                                 USD 1,306,000
         ----------------------------------------------------------------------
         31 December 2007                                 USD 1,306,000
         ----------------------------------------------------------------------
         31 December 2008                                 USD 261,200
         ----------------------------------------------------------------------

For the avoidance of doubt, these installments may only be paid by the Borrower and the claim for repayment of the Principal Facility is subordinated in accordance with Clause 8 of this Agreement.

3.2    The  Borrower  may upon  giving the Lender at least 10  Business  Days (a
       Business Day means a day on which banks are open in Amsterdam) prior written notice prepay the Lender the whole of the Principal Facility together with interest accrued thereon. Any notice of such prepayment shall be irrevocable and shall oblige the Borrower to make such prepayment on the thirtieth Business Day following such notice. The Borrower shall not be entitled to reborrow any amount so prepaid. Any amount prepaid under this Clause 3.2 shall be applied against the outstanding balance of the Principal Facility. For the avoidance of doubt, the Borrower may only prepay the Principal Facility or any interest accrued thereon in accordance with Clause 8 of this Agreement.

3.3 If a day on which any amount under this Agreement is due and payable is not a Business Day, the day for payment of such amount shall be the previous Business Day.

3.4 All sums payable to the Lender hereunder shall be paid in full without set-off or counterclaim and free and clear of and without any deduction on account of any present or future taxes, levies, duties, charges or withholdings of any nature.

Clause 4. Representations and warranties

Each of the Companies makes the representations and warranties set out in is Clause 4 for the benefit of the Lender on the date of this Agreement.

(i) each of the Companies is a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) duly incorporated under the laws of the Netherlands and validly existing under the laws of Netherlands;

(ii) each of the Companies has the power to own its assets and to carry on its business as it is being conducted;

(iii) each of the Companies has the power to enter into and perform, and has taken all necessary corporate action to authorize the entry o performance and delivery of this Agreement;

(iv) the entry into and performance by each of the Companies of this Agreement do not and will not: (i) conflict with any applicable law or regulation or judicial or official order, (ii) conflict with each of their articles of association, or (iii) conflict with any agreement or other instrument which is binding upon the Companies or any asset of the Companies.

(v) no (potential) event of default (within the meaning of Clause 6 of this Agreement) is continuing or would result from the Companies entering into this Agreement;

(vi) except for any security rights given for the benefit of ROF and Rabobank Maastricht under the Finance Documents (as defined in Clause 8), no security rights are in existence with respect to the assets over which security has been granted to the Lender pursuant to this Agreement;

(vii)  all   authorizations   required  in  connection   with  the  entry  into,
       performance, validity and enforceability of this Agreement have been obtained or effected (as appropriate) and are in full force and effect;

(viii) the Companies are not aware of any facts or circumstances, which, if known to the Lender, would cause the Lender not to enter into this Agreement;

(ix) no facts and/or circumstances have arisen which have a material adverse effect on the business and the financial condition of the Companies ("Material Adverse Effect");

(x) the Companies have not taken any corporate action nor have any other steps been taken or legal proceedings been started or threatened against each of the Companies for its winding-up, dissolution or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of the Companies or of any or all of the Companies' assets or revenues.

Clause 5. Covenants

5.1 The Borrower shall notify the Lender of the occurrence of any event which results in or may reasonably be expected to result in any of the representations contained in Clause 4 being misleading or untrue when made.

5.2 The Borrower shall notify the Lender of any potential event of default and/or any actual event of default (within the meaning of Clause 6 of this Agreement) promptly upon its occurrence.

5.3 Each of the Companies shall at all times comply with its obligations under this Agreement and shall promptly notify the Lender of any failure by it to comply and of the occurrence of any event which would or might render it unable so to comply.

5.4 Each of the Companies shall not, without the prior written consent of the Lender, create or permit to subsist any mortgage, pledge, lien, charge, assignment or security interest on any of its assets or revenues, other than such mortgage, pledge, lien, charge, assignment or security interest created or permitted to subsist for the benefit of ROF and Rabobank Maastricht.

5.5 The Companies shall not merge or legally merge (juridisch fuseren), other than a merger between the Subsidiaries, consolidate with any company or enter into a legal division (juridische splitsing), without the prior written consent of the Lender.

5.6 The Borrower shall ensure that at all times the claims pursuant to this Agreement ranks at least pan passu with all its other subordinated creditors save for the preferred claims of the ROF and the Rabobank Maastricht and those whose claims are preferred by law.

5.7 The Companies will take out and maintain adequate insurances against risk, which are customarily covered in the areas of business in which each of the Companies is or may become active.

5.8 The Companies shall not without prior written consent of the Lender enter into any loan agreement, not as borrower or as lender, or provider in any other manner of debt to a third party, other than the subordinated loan agreements entered into by on the one hand, the Borrower and on the other hand, respectively, Familie Van Luyken B.V., Mr. W.A.P. Soudant, L.J.M. Moonen Beheer B.V. and Stichting Werknemersparticipatie Thomas Regout International on the Completion Date (as defined in the SPA) for the aggregate amount of EUR 200,000 and the (subordinated) loan agreements entered into between the Borrower and the ROF and/or the Rabobank Maastricht nor shall the Companies grant any guarantee or security for any indebtedness of any of the other Companies on any of their assets other than those granted pursuant to this Agreement.

5.9 The Borrower shall submit to the Lender, as soon as available and in any event not later than six months after the end of its financial year, copies of the audited (consolidated) financial statements for such financial year of each of the Companies.

5.10 The Borrower shall submit to the Lender, as soon as available and in any event not later than 15 Business Days after each month of the consolidated financial statements, consisting of the balance sheet, the profit and loss statement for the current month and the year-to-date period and a cash flow statement for the year-to-date period of each of the Companies.

5.11 The Borrower shall from time to time at the request of the Lender, submit to the Lender within a reasonable period of time, with such information about the business and financial condition of each of the Companies as the Lender may require in order to adequately determine its position under this Agreement.

5.12 None of the Companies shall without the prior written consent of the Lender alter, amend or modify or cause to be altered, amended or modified any of its agreements material to its business, whereby any amendment or modification which is not related to the material provisions of the agreements falls outside the scope of this clause.

5.13 None of the Companies shall dispose of any material assets during the term of this Agreement without the prior written consent of the Lender.

5.14 The Companies shall not materially change their business as presently conducted during the term of this Agreement without prior written consent of the Lender.

5.15 The Borrower shall forthwith notify the Lender if and to the extent the Borrower has received a notification (in writing or orally) from the ROF and/or the Rabobank Maastricht with respect to the financial covenants as stipulated in the debt financing.

Clause 6 Event of default

6.1    Each of the following events constitutes an event of default:

       (i) the Borrower does not pay any amount payable by it under this Agreement in the manner and at the place at which it is expressed to be payable;

       (ii) any representation or warranty made in this Agreement shall prove to have been untrue or misleading;

       (iii) any (other) loan or indebtedness, guarantee or other obligation for borrowed moneys of the Borrower becomes prematurely repayable or due following a default or if the Borrower fails to pay on the due date (after allowing for 15 Business Days of grace) any loan indebtedness, guarantee or other obligation for borrowed moneys and the result of the foregoing would be materially and adversely affect the ability of the Borrower to perform its obligations hereunder;

       (iv) the Borrower ceases, or threatens to cease to carry on its business or substantially the whole of its business;

       (v) the Borrower merges or legally merges (juridisch fuseren) or consolidates with any company other than the Subsidiaries or enters into a legal division (juridische splitsing), without the prior written consent of the Lender;

       (vi) any event or series of events occurs which, in the reasonable opinion of the Lender, might have a Material Adverse Effect;

       (vii) the Borrower: () is unable to pay its debts as they fall due in all events of insolvency and bankruptcy, however, defined, or admits inability to pay its debts as they fall due, (ii) suspends making payments on all or any class of its debts or announces an intention to do so, or files for or is granted a moratorium of payments (surseance van betaling), (iii) makes a proposal to one or more of its creditors with a view to the readjustment or rescheduling of any of its indebtedness, (iv) is involved in legal proceedings (or formal steps have been taken to that extent) for the liquidation or dissolution of the Borrower, or (v) ceases to conduct its business as presently conducted;

       (viii) a shareholders' meeting is convened of the Borrower for the purpose of considering any resolution for (or to petition for) filing bankruptcy (faillissement);

       (ix) anyone requests the competent court to declare the Borrower bankrupt (in staat van faillissement to verkiaren), which request has not been dismissed within thirty days;

       (x)    the Borrower is declared bankrupt (failliet verklaard);

       (xi) any material asset of any of the Borrower is attached, which attachment is not discharged within thirty days;

       (xii) if the Borrower violates any covenant made in this Agreement and such violation has not been remedied by the Borrower within 15 Business Days after giving notice by the Lender;

       (xiii) if a change of control of the Borrower or the Subsidiaries occurs. A change of control means a change in the shareholding of the Borrower and/or the Subsidiaries in excess of 10% and such change involves a party which is not a shareholder of the Borrower and/or each and any of the Subsidiaries on the Completion Date (as defined in the SPA);

       (xiv) no repayment has taken place by the Borrower to the Lender in accordance with Clause 3 of this Agreement on two successive dates on which an installment is due as described in Clause 3.1 while in the same period any repayments have taken place on two successive dates by the Borrower (and/or any of the Subsidiaries) to ROF and/or Rabobank Maastricht under the Finance Documents (as defined in Clause 8).

6.2    Upon the  occurrence of an event of default  within the meaning of Clause
       6.1 and at any time thereafter for so long as such event of default is continuing, the Lender may, by notice to the Borrower, demand that the Principal Facility, together with accrued interest and all other amounts accrued under this Agreement be immediately due and payable, whereupon they shall become immediately due and payable. For the avoidance of doubt, the Borrower may only pay any amount as a result of an event of default (as mentioned in Clause 6.1) and the Lender may only demand and/or receive such payment in accordance with Clause 8 of this Agreement.

6.3 The events described in Clause 6.1 shall apply accordingly to any and each of the Subsidiaries.

Clause 7. Security

The Borrower shall in order to secure its obligations under this Agreement provide second ranking right of pledge on the shares in CompX Europe B.V. to the Lender. The Lender shall not commence, initiate or carry out any action directed at an execution, recovery and/or redress at the expense of the Borrower or take any other form of recourse against the Borrower without the prior written consent of ROF.

Clause 8. Subordination

8.1 Lender herewith subordinates all its present and future claims on the Borrower (for the purpose of this clause defined as Anchor Holding B.V. and/or any of its subsidiaries or any other company in which Anchor Holding B.V. has a direct or indirect control) under or in connection with this Agreement (the "Claims") to the present and future claims of ROF and Cooperatieve Rabobank Maastricht e.o. U.A., established at and having its place of business in Maastricht, the Netherlands (hereafter jointly and severally referred to as the "Bank") on the Borrower pursuant to one or more Loan Agreements and/or Facility Agreements the Bank and the Borrower have entered into or will enter into (the "Finance Documents") provided any repayments are made in accordance with Clause 8.2.

8.2 The claims of the Lender under this Agreement may be repaid if (i) such repayment consists of the annual repayment in accordance with the stipulations of this Agreement and (ii) ROF has given his previous written consent to such a repayment. If Lender request for ROF's consent, ROF will decide on such request within four weeks after having received the unqualified annual report of the Borrower regarding the year to which the annual repayments relates (for the time to the year 2005). ROF can only withhold his written consent if in relation to the Borrower (one of) the agreed limits of the Cash Cover Ratio, the Total Net Debt / EBITDA Ratio and the ratio between the consolidated solvency and the total of the balance as defined below (the "Agreed Limits") are/is or would be broken by the annual repayment. If the latter is the case and the Bank considers the Borrower in default under the Finance Documents then the annual payment due to the Lender shall be deferred until such time as the Borrower is in compliance with the Agreed Limits. Any annual payment that has been deferred will continue to accrue interest in accordance with Clause 2.1 except that such deferred payment will accrue interest at 10,0 per cent (%) per annum from the due date of the next annual payment if such payment has not been made by the due date of the next annual payment. The ratio's as mentioned in the above are defined as follows.

Cash Cover Ratio:    The   consolidated   (Anchor   Holding  BV)  result  before
                     corporation  tax,  amortisation of intangible fixed assets, depreciation,  extraordinary  profit / loss,  total finance costs (EBITDA)  minus  investments  in  (in)tangible  fixed
                     assets   less   disposal  at  net   bookvalue,   and  minus
                     corporation tax divided by the consolidated total net cash interest charges of Anchor Holding BV plus contractual standard repayments on interest bearing debt (= excl.
                     additional repayments caused by the Cash Sweep). This ratio will be determined annually based on the unqualified annual report.

Agreed Limit:        < 1,1, on a consolidated basis.


Total Net Debt/EBITDA Ratio:
                     the total consolidated (Anchor Holding BV) long term interest bearing debts of Anchor Holding BV (excluding subordinated loans of seller and management team) plus consolidated short term interest bearing debt minus free liquid resources divided by the consolidated result of Anchor Holding BV before corporation tax, amortisation of intangibles, depreciation, extraordinary profit/loss, interest income and cost. This ratio will be determined annually based on the unqualified annual report.

Agreed Limit:
                               2005               > 2,6
                               2006/2007          > 2,2
                               2008               > 1,4
                               2009               > 1,0


Solvency Agency:     the  consolidated  (Anchor Holding BV) risk bearing capital of Anchor Holding (including subordinated loans of seller and management team) divided by the total consolidated assets of Anchor Holding. This ratio will be determined annualy based on the unqualified annual report.

Agreed Limit:        as from financial year 2005 < 20 % on a consolidated basis.

For the purpose of computing the compliance with the Agreed Limits, the calculation shall be completed by the Bank utilizing the annual statutory accounts of the Borrower, to be submitted to the Bank no later than on 1 March of each respective year. If submission does not take place by the Borrower before each of the above respective dates and consequently the annual payment is delayed the accrued interest on the deferred annual payment will be continued at 10,0 per cent (%) per annum from 1 April of each respective year.

8.3 Parties acknowledge the subordination as mentioned under 8.1 and will act accordingly. The Borrower shall make no payment whatsoever to the Lender in relation to any Claim and the Lender will claim and/or receive none, except as provided for in this Agreement.

8.4 The Lender undertakes towards the Bank, which accepts this, without the prior written approval of the Bank, which approval will not unreasonably be withheld, not to ask or accept repayment or prepayment of any of the Claims in part or in whole (other than those provided for in this Agreement, for which that article contains a provision), not to set off nor encumber these claims and not to ask or accept security for these claims, as long as the bank has or may have any claims under the Finance Documents.

8.5 The Borrower and the Lender each warrant towards the Bank that the information which each of them have provided to the Bank in respect of this Subordinated Loan Agreement, correctly and completely reflects their mutual (legal) relationship concerning this Agreement.

8.6 The subordination as mentioned in this Clause will terminate upon written notification of release by the Bank to the Lender.

8.7 The Borrower shall pay any and all reasonable costs associated with the conclusion, performance and execution of the subordination mentioned in this Clause, including the costs of litigation and internal or external costs of legal assistance, regardless whether these reasonable costs have been made towards the Borrower or third parties.

8.8 Non compliance by the Borrower of their obligations under this Clause 8 constitutes an event of default under (at least one of) the Finance Documents.

8.9 The subordination as mentioned in this Clause does not affect the power of the Bank to extend existing loans or credit facilities to the Borrower, to reduce or increase any Loan or Facility or to amend the terms of (any of) the Finance Documents, to request for additional security or release existing other security.

8.10 The Lender and the Borrower shall not alter, amend or change this Subordinated Loan Agreement in any way without a previous written consent by the Bank.

Clause 9. Miscellaneous

9.1 The headings in this Agreement are for convenience only and do not affect the interpretation of this Agreement. References in this Agreement to Clauses and Schedules are references to Clauses and Schedules of this Agreement.

9.2 In case of conflict between Dutch legal concepts mentioned between brackets and/or in italics in this Agreement and the English translation thereof as used in this Agreement, the Dutch text, and its meaning thereof under Dutch law, will prevail.

9.3 If any provision of this Agreement should be invalid or in any other way unenforceable, such provision shall be ineffective only to the extent of such unenforceability or invalidity and shall in no way affect the enforceability or validity of the remainder of such provision nor of the other provisions of this Agreement. In that event the parties shall after mutual consultation amend such provision, taking into account the spirit of the Agreement, and replace the provision that is invalid or unenforceable by a provision that resembles the invalid or unenforceable provision as closely as possible.

9.4 No failure on the part of any party to this Agreement to exercise, and no delay in exercising, any right under this Agreement, in the event of breach of contract by any party hereto, will operate as a waiver of such right under this Agreement.

9.5 The parties to this Agreement waive their right to rescind (ontbinden) this Agreement under section 6:265 et seq. Dutch Civil Code.

Clause 10. Assignment and transfer

10.1 The Companies may not assign or transfer any of their rights or obligations under this Agreement.

10.2   The Lender may at any time:

       (i) assign all or any part of its rights and benefits under this Agreement to any of its group companies as defined in section 2:24b of the Dutch Civil Code; or

       (ii) transfer by way of substitution of contract (contractsoverneming) accordance with Clause 10.3 all of its rights and obligations under this Agreement to any of its group companies as defined in section 2:24b of the Dutch Civil Code.

10.3   Any  transfer  by the  Lender of its rights  and  obligations  under this
       Agreement shall be effected in accordance with the applicable requirements of Dutch law (including but not limited to section 6:159 of the Dutch Civil Code) and any other applicable laws and the assignee shall confirm in writing prior to the assignment to the Bank and the Companies that it assumes the rights and obligations under this Agreement. The Companies and the Bank hereby irrevocably grant in advance their cooperation to transfer described in Clause 10.2.

10.4 If any of the previous Clauses allow of any assignment or transfer of rights, the Lender shall not assign of transfer any of all of its rights, claims, obligations and/or debts under the Subordinated Loan Agreement without a previous written consent by the Bank. However, the Lender may at any time assign his rights and/or obligations under the Subordinated Loan Agreement to one of its group companies. The Companies and the Bank hereby irrevocably grant in advance their cooperation to the transfer described in this clause.

Clause 11. Notices

All notices or other communications under or in connection with this Agreement shall be sent by registered mail or fax to the following addresses: With regard to CompX International Inc:

Address:                   Three Lincoln Centre, Suite 1700
                           5430 LBJ Freeway
                           Dallas, Texas, USA 75240

Attn. D.R. Halbert

Fax                        +1 972 448 1419

With regard to Anchor Holding B.V. (also on behalf of the Subsidiaries):

Address                    Industrieweg 40
                           6219 NR Maastricht

Attn. Mr. J.M.B.J. van Luyken

Fax                        +3143351 66 99

With regard to Rabobank Overname Finacierinq B.V.:

Address                    P.O. Box 17100
                           3500 HG Utrecht

Fax                        +31 30 216 17 02

With regard to Cooperatieve Rabobank Maastricht en omstreken U.A.:

Address                    Van Hasseltkade 20
                           6211 CD Maastricht

Fax                        +3143 328 18 41

Clause 12.        Governing law and competent court

12.1 This Agreement shall be construed in accordance with and be governed by the laws of the Netherlands.

12.2 In the event of a dispute arising out of or in connection with this Agreement or further agreements resulting thereof, the parties will use their best efforts to resolve the matter amicably before referring the matter to court as meant in

12.3 All disputes that should arise in connection with this Agreement, or of agreements relating thereto, shall be submitted to the competent court in Amsterdam.

CompX Europe B.V.
Name:
Title:



Thomas Regout Holding B.V.
Name:
Title:



Thomas Regout Nederland B.V.
Name:
Title:



Thomas Regout B.V.
Name:
Title:



Thomas Regout International B.V.
Name:
Title:


Rabobank Overname Financiering B.V.
Name:
Title:



Co6peratieve Rabobank Maastricht en omstreken U.A.
Name:
Title:


Thus agreed and signed in twofold on 24 January 2005. CompX International Inc.

CompX International Inc.
Name:
Title:



Name:
Title:





Anchor Holding B.V.
Name:
Title:



Name:
Title: